UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2005

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange, Connecticut		06477
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 799 4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2005, Hubbell Incorporated ("Hubbell") announced the appointment of David G. Nord as its Senior Vice President and Chief Financial Officer, effective upon commencement of Mr. Nord’s employment which is expected to occur on September 16, 2005 (the actual date of commencement of employment being the "Commencement Date"). In connection with such appointment Hubbell and Mr. Nord entered into a letter agreement dated August 24, 2005 (the "Agreement"), attached hereto as Exhibit 99.1, pursuant to which Mr. Nord will receive a base salary of $375,000 per year, subject to future adjustments based upon performance and assigned responsibilities. Mr. Nord will also be eligible for a bonus pursuant to Hubbell’s discretionary annual incentive program, with a target bonus for 2005 of 70% of his base salary (see Hubbell Incorporated Incentive Compensation Plan 2005 Annual Incentive Guidelines filed as an Exhibit to Hubbell’s Form 8-K on February 24, 2005) with a minimum guaranteed bonus of $220,000 for 2005. Upon the Commencement Date he will be granted restricted stock with a fair market value equal to $1,100,000 pursuant to the terms of Hubbell’s 2005 Incentive Award Plan. Such restricted stock will vest over a period of three years in equal annual installments on each anniversary of the Commencement Date. Mr. Nord has been approved for participation in the Hubbell Supplemental Executive Retirement Plan and will participate in other benefit plans and fringe benefit programs provided by Hubbell to its senior executives. In the event that Mr. Nord’s employment is terminated within the first two years of his employment, other than for cause (as defined in the Agreement) or he resigns for "good reason" (as defined in the Agreement) he will be entitled to receive severance equal to twelve months base salary and continuation of his health and life insurance benefits for twelve months. In addition, in such event two-thirds of his restricted stock grant will vest.

Upon the Commencement Date Mr. Nord will also enter into a continuity agreement, which will provide severance benefits in the event of a termination of his employment under certain circumstances following certain change in control events. Mr. Nord’s continuity agreement will be substantially similar to the Continuity Agreements entered into with Hubbell’s other executive officers as described in more detail on Hubbell’s Form 8-K filed on March 15, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth under Item 1.01 is incorporated herein by reference. Gregory Covino, who has been serving as Interim Chief Financial Officer, will resume his position as Corporate Controller and will report to Mr. Nord.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a copy of the press release issued by Hubbell dated September 6, 2005 including the announcement with respect to Mr. Nord. This information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Document Description
99.1 Letter Agreement dated August 24, 2005 between Hubbell
Incorporated and David G. Nord

99.2 Press Release dated September 6, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

September 6, 2005	By:	/s/ Richard W. Davies

Name: Richard W. Davies
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement dated August 24, 2005 between Hubbell Incorporated and David G. Nord
99.2	Press Release dated September 6, 2005